Exhibit 19 under Form N-1A
                                         Exhibit 24 under Item 601/Reg. S-K

                             POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of FEDERATED GOVERNMENT INCOME SECURITIES, INC. and the Deputy General Cousnel of Federated Services Company, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other doucments in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                         TITLE                          DATE



/s/ John F. Donahue           Chairman and Director         April 2, 1997
John F. Donahue               (Chief Executive Officer)

/s/Richard B. Fisher          President and Director        April 2, 1997
Richard B. Fisher

/s/ John W. McGonigle         Treasurer, Executive Vice     April 2, 1997
John W. McGonigle             President and Secretary
                              (Principal Financial and
                              Accounting Officer)

/s/ Thomas G. Bigley               Director              April 2, 1997
Thomas G. Bigley

/s/John T. Conroy, Jr.             Director              April 2, 1997
John T. Conroy, Jr.

/s/William J. Copeland             Director              April 2, 1997
William J. Copeland

/s/James E. Dowd                   Director              April 2, 1997
James E. Dowd

/s/ Lawrence D. Ellis, M.D.        Director              April 2, 1997
Lawrence D. Ellis, M.D.

/s/ Edward L. Flaherty, Jr.        Director              April 2, 1997
Edward L. Flaherty, Jr.

/s/ Peter E. Madden                Director              April 2, 1997
Peter E. Madden

/s/ Gregor F. Meyer                Director              April 2, 1997
Gregor F. Meyer

/s/John E. Murray, Jr.             Director              April 2, 1997
John E. Murray, Jr.

/s/ Wesley W. Posvar               Director              April 2, 1997
Wesley W. Posvar

/s/ Marjorie P. Smuts              Director              April 2, 1997
Marjorie P. Smuts


Sworn to and subscribed before me this 2nd day of April, 1997

/s/ Marie N.Hamm
Notary Republic